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                       GUIDELINES FOR CERTIFICATION OF
                           TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                                                                                 Give the EMPLOYER
                                 Give the SOCIAL SECURITY                                        IDENTIFICATION  number
 For this type of account:       number of-                      For this type of account:       of-
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

 1.   An individual's account    The individual                  7.   Sole proprietorship        The owner(4)
                                                                      account

 2.   Two or more individuals    The actual owner of the         8.   A valid trust, estate,     The legal entity(5)
      (joint account)            account or, if combined              or pension trust
                                 funds, the first individual
                                 on the account(1)
 3.   Custodian account of a     The minor(2)                    9.   Corporate account          The corporation
      minor (Uniform Gift to
      Minors Act)

 4.   a.  The usual revocable    The grantor-trustee(1)          10.  Association, club,         The organization
          savings trust                                               religious, charitable,
          account (grantor is                                         educational or other
          also trustee)                                               tax-exempt organization
                                                                      account
      b.  So-called trust        The actual owner(1)
          account that is not
          a legal or valid
          trust under State
          law

 5.   Account in the name of     The ward, minor or              11.  Partnership account        The partnership
      guardian or committee      incompetent person(3)
      for a designated ward,
      minor, or incompetent
      person

 6.   Adult and minor (joint     The adult or, if the minor      12.  A broker or registered     The broker or nominee
      account)                   is the only contributor, the         nominee
                                 minor(1)

                                                                 13.  Account with the           The public entity
                                                                      Department of
                                                                      Agriculture in the name
                                                                      of a public entity (such
                                                                      as a State or local
                                                                      government, school
                                                                      district, or prison)
                                                                      that receives
                                                                      agricultural program
                                                                      payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. The name of the business may also be shown. Either the social security number of the owner or the employer identification number may be used.
(5) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

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NOTE:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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
                 OBTAINING A NUMBER
                 If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social
                 Security Number Card, at the local office of the Social Security Administration, or Form SS-4,
                 Application for Employer Identification Number, at the local office of the Internal Revenue Service and apply for a number.

                 PAYEES EXEMPT FROM BACKUP WITHHOLDING
                 Subject to certain limitations, payees
                 specifically exempted from backup withholding on payments include the following:

                    - A corporation.
                    - A financial institution.
                    - An organization exempt from tax under section
                      501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
                    - The United States or any agency or
                      instrumentality thereof.
                    - A State, the District of Columbia, a
                      possession of the United States, or any
                      subdivision or instrumentality thereof.
                    - A foreign government, a political subdivision
                      of a foreign government, or any agency or instrumentality thereof.
                    - An international organization or any agency,
                      or instrumentality thereof.
                    - A dealer in securities or commodities
                      registered in the U.S. or a possession of the U.S.
                    - A real estate investment trust.
                    - A common trust fund operated by a bank under
                      section 584(a).
                    - An exempt charitable trust, or a non-exempt
                      trust described in section 4947(a)(1).
                    - An entity registered at all times under the
                      Investment Company Act of 1940.
                    - A foreign central bank of issue.
                    Payments of dividends and patronage dividends
                 not generally subject to backup withholding include the following:
                    - Payments to nonresident aliens subject to
                      withholding under section 1441.
                    - Payments to partnerships not engaged in a trade or
                      business in the U.S. and which have at least one nonresident partner.
                    - Payments of patronage dividends where the amount
                      received is not paid in money.
                    - Payments made by certain foreign organizations.
                    - Payments to a nominee.
                    Payments of interest not generally subject to backup
                 withholding include the following:
                    - Payments of interest on obligations issued by
                      individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
                    - Payments of tax-exempt interest (including
                      exempt-interest dividends under section 852).
                    - Payments described in section 6049(b)(5) to non-resident aliens.
                    - Payments on tax-free covenant bonds under section 1451.
                    - Payments made by certain foreign organizations.
                    - Mortgage interest paid by you.
                    - Payments to a nominee.
                 Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE
                 PAYER.  FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE
                 "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.
                 IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE
                 DIVIDENDS, ALSO SIGN AND DATE THE FORM.
                    Certain payments other than interest, dividends, and
                 patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, and 6050A[N], and the regulations thereunder.
                 PRIVACY ACT NOTICE.-Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify


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the accuracy of tax returns. Payers must be given
taxpayer identification numbers whether or not recipients are required to file tax returns. Payers must generally withhold
31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply. PENALTIES

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER
IDENTIFICATION NUMBER.-If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH
RESPECT TO WITHHOLDING.-If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-
Willfully falsifying certifications or
affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS.-If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.




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